Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES - OXLEY ACT OF 2002

In connection with the annual report of Rub Music Enterprises, Inc. (the "Company") on Form 10-K for the year ended December 31, 2008, Cornelius A. Hofman hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes - Oxley Act of 2002, that to the best of his knowledge:

1.

The annual report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.

The information contained in the annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 31, 2009

/s/ Cornelius A. Hofman

    (Date)

Cornelius A. Hofman

(Principal Executive and Financial Officer)